Exhibit 6.985

[To be reprinted on Company letterhead]

November 18, 2021

Olde Monmouth Stock Transfer Co., Inc.

200 Memorial Parkway

Atlantic Highlands, NJ 07716

Ladies and Gentlemen:

PRINCIPAL SOLAR, INC., a Delaware corporation (the "Company") and AES CAPITAL MANAGEMENT, LLC (the "Investor"), have entered into a 6% Convertible Promissory Note in the principal amount of $78,400.00 (the "Note") on November 18, 2021.

You are hereby irrevocably authorized and instructed to reserve thirty one million three hundred sixty thousand (31,360,000) shares of the Company's common stock (the "Reserved Shares"). The Investor shall have the right to periodically increase the number of Reserved Shares equals 400% of the number of shares of Company common stock issuable upon conversion of the Note. The transfer agent shall have no duty or obligation to confirm the accuracy of the Investor's calculations relating to the number of shares to be reserved, but are irrevocably instructed to increase the Reserved Shares amount according to Investors instructions. The amount of Common Stock so reserved will be automatically adjusted to reflect any forward or reverse stock splits. You are hereby further irrevocably authorized and directed to issue the shares of Common Stock so reserved upon your receipt from the Investor of a notice of conversion ("Notice of Conversion") executed by the Investor in accordance with the terms of the Notice of Conversion. You shall have no duty or obligation to confirm the accuracy or the information set forth on the Notice of Conversion. Once the Company repays the principal, plus interest, plus default interest (if any) of any of the Note at the maturity date, upon written (e-mail being acceptable) confirmation by the Investor or Investor Counsel as well as the Company, Transfer Agent shall have no further obligation to maintain a reserve on behalf of the Investor or to issue any share of Common Stock to the Investor under the terms of that Note.

The Company must be participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program in order for the shares to be delivered electronically. The shares to be issued are to be registered in the names of the registered holder of the securities submitted for conversion or exercise.

The shares will be issued within three (3) business day upon receipt of the Notice of Conversion. If the Company's account is at least 30 days past due, the Investor is responsible for the prepaid Transfer Agent transfer and shipping fees. In no event shall the Transfer Agent be required to issue and deliver share certificates without the prior payment of its fees for the certificates to be issued. Transfer Agent shall directly provide the Investor with the number of shares of authorized capital and the outstanding shares of the Company upon request of the Investor.

The Company and the Investor intend that these instructions require the placement of a restrictive legend on all applicable share certificates unless the requirements listed below are met and the Investor provides the Transfer agent with an acceptable legal opinion stating that share certificates can be issued without a legend. So long as you have previously received confirmation from the Company (or Investor counsel) that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction and the number of shares to be issued are less than 4.99% of the total issued and outstanding common stock of the Company (which may be increased to 9.9% upon 60 days prior written notice by the Investor), such shares should be transferred, at the option of the holder of the Notes as specified in the Notice of Conversion, either (i) electronically by crediting the account of a Prime Broker with the Depository Trust Company through its Deposit Withdrawal Agent Commission system if the Company is a participant or (ii) in certificated form without any legend which would restrict the transfer of the shares, and you should remove all stop-transfer instructions relating to such shares. Until such time as you are advised by Investor counsel that the shares have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction and the number of shares to be issued are less than 4.99% of the total issued and outstanding common stock of the Company (which may be increased to 9.9% upon 60 days prior written notice by the Investor), you are hereby instructed to place the following legends on the certificates:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF INVESTOR COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

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The legend set forth above shall be removed and you are instructed to issue a certificate without such legend to the holder of any shares upon which it is stamped, if: (a) such shares are registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction and the number of shares to be issued is less than 4.99% of the total issued and outstanding common stock of the Company (which may be increased to 9.9% upon 60 days prior written notice by the Investor), or (b) such holder provides the Company and the transfer agent with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions (and satisfactory to the transfer agent), to the effect that a public sale or transfer of such security may be made without registration under the 1933 Act and such sale or transfer is effected. Nothing herein shall be construed to require the Transfer Agent to take any action which would violate state or federal rules, regulations or law. If an instruction herein would require such a violation, such instructions, but not any other term herein, shall be void and unenforceable.

The Company shall indemnify and defend you and your officers, directors, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its and Transfer Agent's attorney) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that the Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith (which gross negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). You shall have no liability to the Company or the Investor in respect to any action taken or any failure to act in respect of this if such action was taken or omitted to be taken in good faith, and you shall be entitled to rely in this regard on the advice of counsel.

The Company agrees that in the event that the Transfer Agent resigns as the Company's transfer agent, the Company shall engage a suitable replacement transfer agent that will agree to serve as transfer agent for the Company and be bound by the terms and conditions of these Irrevocable Instructions within five (5) business days. The Company and the Investor agree that any action which names the Transfer Agent as a party shall be brought in a court of general jurisdiction in New Brunswick, NJ and no other court.

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The Investor is intended to be a party to these instructions and are third party beneficiaries hereof, and no amendment or modification to the instructions set forth herein may be made without the consent of the Investor.

Very truly yours,

PRINCIPAL SOLAR, INC.

By: /s/ K. Bryce Toussaint

Title: CEO and Chairman of the Board

Acknowledged and Agreed:

OLDE MONMOUTH STOCK TRANSFER CO., INC.

By: /s/ signature illegible

Title: Assistant to the President

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